UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 31, 2016

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2103 CityWest Boulevard Building #4, Suite 800 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 815-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreement and Issuance of Series D Preferred Units

On October 31, 2016, American Midstream Partners, LP (the “Partnership”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Magnolia Infrastructure Holdings, LLC (“Magnolia”), an affiliate of High Point Infrastructure Partners, LLC (“HPIP”), pursuant to which the Partnership issued 2,333,333 shares of newly-designated Series D convertible preferred units (the “Series D Preferred Units”) representing limited partnership interests in the Partnership in a private placement for $15.00 per unit, less a closing fee of 1.5%, for approximately $34.4 million in net proceeds. The Securities Purchase Agreement provides that if any of the Series D Preferred Units remain outstanding on June 30, 2017, the Partnership will issue Magnolia a warrant (the “Warrant” and, together with the issuance of the Series D Preferred Units, the “Securities Issuance”) to purchase 700,000 common units representing limited partnership interests in the Partnership (“Common Units”) with an exercise price of $22.0 per Common Unit. The Series D Preferred Units were issued, and the Warrant, if issued, will be issued, in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder. The conflicts committee (the “Conflicts Committee”), a committee composed of independent members of the Board of Directors (the “Board”) of American Midstream GP, LLC, the general partner of the Partnership (the “General Partner”), reviewed and recommended the Securities Issuance to the Board for adoption and approval and the Board approved the Securities Issuance.

Series D Preferred Units

The Series D Preferred Units were created and issued pursuant to that certain Amendment No. 2 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP (“Second Amendment”), which is filed as Exhibit 3.1 hereto.

The Series D Preferred Units have the right to receive cumulative distributions in the same priority as the Series A convertible preferred units representing limited partnership interests in the Partnership (the “Series A Preferred Units”) and the Series C convertible preferred units representing limited partnership interests in the Partnership (the “Series C Preferred Units”) and prior to any other distributions made in respect of any other partnership interests (the “Series D Quarterly Distribution”), in the amounts described herein. The Series D Quarterly Distribution will be paid entirely in cash at the Series D Distribution Rate (as defined below). The aggregate amount of cash for each quarter to be distributed in respect of the Series D Preferred Units outstanding will be paid out of Available Cash (as defined in the Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, as amended (the “Partnership Agreement”)) in the same priority as any cash distributions made to the holders of Series A Preferred Units and Series C Preferred Units, which will be made prior to any distributions to the General Partner or the Partnership’s common unitholders. To the extent that any portion of a quarterly distribution on Series A Preferred Units, a quarterly distribution on Series C Preferred Units and Series D Quarterly Distribution paid in cash with regard to any quarter exceeds the amount of Available Cash for such quarter, an amount of cash equal to the Available Cash for such quarter will be paid to the holders of Series A Preferred Units, the holders of Series C Preferred Units and the holders of Series D Preferred Units, pro rata, and the balance of such Series D Quarterly Distributions will be unpaid and will become an arrearage and accrue interest until paid in a future quarter. If the Partnership fails to pay in full any Series D Quarterly Distribution, the amount of such unpaid distribution will accrue, accumulate and bear interest at a rate of 6.00% per annum from the first day of the quarter immediately following the quarter for which such distribution is due until paid in full.

The “Series D Distribution Rate” means an amount per quarter per Series D Preferred Unit payable in arrears equal to the greater of (i) $0.4125 and (ii) the Series D Distribution Amount. The “Series D Distribution Amount” with respect to any particular quarter is the cash distribution amount for such quarter that each Series D Preferred Unit would have received on an as-converted basis if it had been converted to Common Units immediately prior to the beginning of such quarter into which such Series D Preferred Unit is convertible pursuant to the Conversion Right (as defined below).

The record date for the determination of holders entitled to receive Series D Quarterly Distributions will be the same as the record date for determination of Common Unit holders entitled to receive quarterly distributions.

The Series D Preferred Units have voting rights that are identical to the voting rights of the Common Units and will vote with the Common Units as a single class on an as-converted basis, with each Series D Preferred Unit initially entitled to one vote for each Common Unit into which such Series D Preferred Unit is convertible. The Series D Preferred Units also have separate class voting rights on any matter, including a merger, consolidation or business combination, that adversely affects, amends or modifies any of the rights, preferences, privileges or terms of the Series D Preferred Units. The Series D Preferred Units are convertible in whole or in part into Common Units at the election of the holder of the Series D Preferred Unit at any time after June 30, 2017 (the “Conversion Right”). As of the date of issuance, the conversion rate for each Series D Preferred Unit was one -to-one (the “Conversion Rate”). The Conversion Rate is subject to adjustment as described in the Partnership Agreement to account for additional issuances, distributions, combinations, subdivisions and reclassifications of the Partnership’s securities.

In the event that the Partnership issues, sells or grants any Common Units or securities convertible into Common Units at an indicative per Common Unit price that is less than $15.00 per unit (subject to customary anti-dilution adjustments), then the Conversion Rate will be adjusted according to a formula to provide for an increase in the number of Common Units into which Series D Preferred Units are convertible.

Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination in which the holders of Common Units are to receive securities, cash or other assets (a “Partnership Event”), the Partnership is obligated to make an irrevocable written offer, subject to consummation of the Partnership Event, to the holders of Series D Preferred Units to redeem all (but not less than all) of the Series D Preferred Units for a price per Series D Preferred Unit payable in cash equal to the greater of:

(i) the sum of $15.00 and all accrued and accumulated but unpaid distributions for each Series D Preferred Unit; and

(ii) an amount equal to the product of:

(A) the number of Common Units into which each Series D Preferred Unit is then convertible; and

(B) the sum of the cash consideration per Common Unit to be paid to the holders of Common Units in connection with the Partnership Event, plus the fair market value per Common Unit of the securities or other assets to be distributed to the holders of the Common Units in connection with the Partnership Event.

Upon receipt of a redemption offer, each holder of Series D Preferred Units may elect to receive the cash amount or a preferred security issued by the person surviving or resulting from the Partnership Event and containing provisions substantially equivalent to the provisions set forth in the Partnership Agreement with respect to the Series D Preferred Units without material abridgement.

At any time prior to June 30, 2017, the Partnership has the right (the “Series D Call Right”) to redeem the Series D Preferred Units for the product of (i) the sum of $15.00 and all accrued and accumulated but unpaid distributions for each Series D Preferred Unit (including a proportionate amount of the distribution on each Series D Preferred Unit that has accrued for the quarter in which the redemption occurs); and (ii) 1.03.

Upon any liquidation and winding up of the Partnership or the sale of substantially all of the assets of the Partnership, the holders of Series D Preferred Units generally will be entitled to receive, in preference to the holders of any of the Partnership’s other securities (other than Series A Preferred Units and Series C Preferred Units), an amount equal to the sum of the $15.00 multiplied by the number of Series D Preferred Units owned by such holders, plus all accrued but unpaid distributions.

Warrant

Pursuant to the Securities Purchase Agreement, the Partnership is required to issue the Warrant to Magnolia if Series D Preferred Units remain outstanding as of June 30, 2017. Under the Warrant, Magnolia would have the right to purchase up to 700,000 Common Units at an exercise price of $22.00 per Common Unit.

The Warrant, if issued, will be subject to standard anti-dilution adjustments and will be exercisable at any time after June 30, 2017 and on or before the seventh anniversary of June 30, 2017.

The foregoing description of the Securities Purchase Agreement, the Series D Preferred Units and the Warrant contained in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein, the Second Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein and the Warrant, a form of which is attached as an exhibit to the Securities Purchase Agreement. The Securities Purchase Agreement contains customary representations, warranties, covenants and agreements by the Partnership and other parties thereto, indemnification obligations of the Partnership and other parties thereto, other obligations of the parties and termination provisions. The representations, warranties, covenants and other provisions contained in the Securities Purchase Agreement were made only for purposes of such agreement as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Certain Relationships

Magnolia is an affiliate of ArcLight Capital Partners, LLC (“ArcLight”). ArcLight is an affiliate of HPIP, which owns a 95% interest in the General Partner. Accordingly, the Board authorized the Conflicts Committee to review and evaluate the Securities Issuance and Securities Purchase Agreement for the purpose of determining whether to grant its special approval thereof as contemplated by the Partnership’s partnership agreement. The Conflicts Committee retained independent legal and financial advisors to assist it in evaluating the terms of the Securities Issuance and unanimously granted its special approval of the Securities Issuance as contemplated by the Securities Purchase Agreement and the Second Amendment.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated by reference herein.

Amendment No. 2 to Fifth Amended and Restated Partnership Agreement

Effective as of October 31, 2016, the Partnership entered into the Second Amendment. As noted above, the Second Amendment reflects the issuance of the Series D Preferred Units, the potential future issuance of the Warrant, and other corrections and clarifications.

As the amendments in the Second Amendment are specific to the Securities Issuance to Magnolia, the Board, with the assistance of its legal and financial advisors, evaluated the terms of the Second Amendment, determined that it was in the best interests of the Partnership, and recommended the Second Amendment to the holders of Series A Preferred Units and the Series C Preferred Units for adoption and approval.

The description of the Second Amendment contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 3.1, and the terms of which are incorporated by reference herein.

Delta House Purchase Agreements

On October 31, 2016, D-Day Offshore Holdings, LLC (“D-Day”), a wholly-owned, indirect subsidiary of the Partnership, entered into Purchase Agreements with (a) Red Willow Offshore, LLC (“Red Willow,” and such Purchase Agreement, the “Red Willow Purchase Agreement”), pursuant to which D-Day acquired from Red Willow (i) 1,555.26730 Class A Units of Delta House FPS LLC (“FPS LLC”) and (ii) 91.27621 Class A Units of Delta House Oil and Gas Lateral LLC (“Lateral LLC”), in exchange for a cash purchase price of approximately $13.25 million (the “Red Willow Transaction”); (b) ILX Prospect Niedermeyer, LLC (“ILX Niedermeyer,” and such Purchase Agreement, the “ILX Niedermeyer Purchase Agreement”), pursuant to which D-Day acquired from ILX Niedermeyer (i) 122.84877 Class A Units of FPS LLC and (ii) 7.20980 Class A Units of Lateral LLC, in exchange for a cash purchase price of approximately $1.05 million (the “ILX Niedermeyer Transaction”); (c) ILX Prospect Diller, LLC (“ILX Diller,” and such Purchase Agreement, the “ILX Diller Purchase Agreement”), pursuant to which D-Day acquired from ILX Diller (i) 268.91079 Class A Units of FPS LLC and (ii) 15.78196 Class A Units of Lateral LLC, in exchange for a cash purchase price of approximately $2.29 million (the “ILX Diller Transaction”); (d) ILX Prospect Marmalard, LLC (“ILX Marmalard”, and such Purchase Agreement, the “ILX Marmalard Purchase Agreement”), pursuant to which D-Day acquired from ILX Marmalard (i) 268.91079 Class A Units of FPS LLC and (ii) 15.78196 Class A Units of Lateral LLC, in exchange for a cash purchase price of approximately $2.29 million (the “ILX Marmalard Transaction”); (e) LLOG Bluewater Holdings, L.L.C. (“LLOG BW,” and such Purchase Agreement, the “LLOG BW Purchase Agreement”), pursuant to which D-Day acquired from LLOG BW (i) 2,855.28098 Class A Units of FPS LLC and (ii) 167.57201 Class A Units of Lateral LLC, in exchange for a cash purchase price of approximately $24.33 million (the “LLOG BW Transaction”); and (f) Ridgewood Energy Investment Funds (as defined in the Ridgewood Purchase Agreement, and referenced herein as “Ridgewood”) and Ridgewood Energy Corporation (such Purchase Agreement, the “Ridgewood Purchase Agreement,” and together with the Red Willow Purchase Agreement, the ILX Niedermeyer Purchase Agreement, the ILX Diller Purchase Agreement, the ILX Marmalard Purchase Agreement, and the LLOG BW Purchase Agreement, the “Delta House Purchase Agreements”), pursuant to which D-Day acquired from Ridgewood (i) 660.67032 Class A Units of FPS LLC and (ii) 38.77372 Class A Units of Lateral LLC, in exchange for a cash purchase price of approximately $5.63 million (the “Ridgewood Transaction,” and together with the Red Willow Transaction, the ILX Niedermeyer Transaction, the ILX Diller Transaction, the ILX Marmalard Transaction, and the LLOG BW Transaction, the “Delta House Transactions”). The Partnership funded the aggregate purchase price for the Delta House Transactions with the net proceeds of the Securities Issuance and borrowings under that certain Amended and Restated Credit Agreement by and among the Partnership, American Midstream, LLC, Blackwater Investments, Inc., the Guarantors (as defined therein), Bank of America, N.A. as administrative agent, and the lenders party thereto dated as of September 5, 2014 (as further amended, the “Credit Agreement”).

The Delta House Purchase Agreements contain customary representations, warranties, covenants and agreements by D-Day and other parties thereto, indemnification obligations of D-Day and other parties thereto, and other obligations of the parties. The representations, warranties and covenants contained in each of the Delta House Purchase Agreements were made only for purposes of such agreement as of specific dates, were solely for the benefit of the parties to each such agreement, and may be subject to limitations agreed upon by the contracting parties.

The description of the Delta House Transactions and the Delta House Purchase Agreements contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Delta House Purchase Agreements, copies of which are attached hereto as Exhibits 2.1 through 2.6 hereto and the terms of which are incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 31, 2016, D-Day completed the Delta House Transactions as described in Item 1.01 above. The description of the Delta House Transactions and the Delta House Purchase Agreements contained in Item 1.01 are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

On October 31, 2016, the Partnership completed the transactions contemplated by the Securities Purchase Agreement described in Item 1.01 above. The description of the Securities Purchase Agreement, the Securities Issuance and the Series D Preferred Units contained in Item 1.01 is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2016, the Partnership entered into the Second Amendment to create the Series D Preferred Units described in Item 1.01 above. The description of the Series D Preferred Units and the Second Amendment contained in Item 1.01 is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

FPS LLC and Lateral LLC own the Delta House fee-based, semi-submersible floating production system platform with associated oil and gas export pipelines (“Delta House”). The Partnership owns 20.1% of the issued and outstanding membership interests in Delta House, with the Delta House Transactions representing an incremental 6.2% increase in the Partnership’s percentage ownership interest in Delta House.

Delta House is operated by LLOG Exploration Offshore, L.L.C. and is located in the highly prolific Mississippi Canyon region of the deep-water Gulf of Mexico. The facility has 100,000 barrels of crude oil and 240 million cubic feet of natural gas and liquids per day of peak processing capacity. Cash flows for Delta House are supported by long-term volumetric-tiered fee-based tariffs with ship-or-pay components and life-of-lease dedications with well positioned counterparties. Delta House commenced operations in April 2015 and currently has eleven wells online. The eleventh well tie-back was online in mid-October and brought the floating production system to peak capacity. Producers are continually evaluating additional tie-backs to keep Delta House operating at peak capacity for the foreseeable future.

“We are pleased with the performance of Delta House and the associated strong returns since our initial acquisition. We continue to see substantial resource development where the production growth and producer economics in the Gulf of Mexico are exceeding expectations. To take advantage of significant future production growth, we have decided to increase our investment. We are excited about further integrating this strategic asset as part of our long-term Gulf Coast strategy,” stated Lynn Bourdon III, Chairman, President and Chief Executive Officer. “Delta House is a world-class offshore production handling facility which contributes significant long-term, fee-based cash flows.”

The information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as specifically identified therein as being incorporated by reference.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations, speak only as of the date of this report and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations and risks described in our reports filed with the Securities and Exchange Commission. Actual events or results may differ materially from those in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

To the extent financial statements are required by Item 9.01(a) and pro forma financial information is required by Item 9.01(b), they will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1*	Unit Purchase Agreement by and between Red Willow Offshore, LLC and D-Day Offshore Holdings, LLC dated October 31, 2016.

2.2*	Unit Purchase Agreement by and between ILX Prospect Niedermeyer, LLC and D-Day Offshore Holdings, LLC dated October 31, 2016.

2.3*	Unit Purchase Agreement by and between ILX Prospect Diller, LLC and D-Day Offshore Holdings, LLC dated October 31, 2016.

2.4*	Unit Purchase Agreement by and between ILX Prospect Marmalard, LLC and D-Day Offshore Holdings, LLC dated October 31, 2016.

2.5*	Unit Purchase Agreement by and between LLOG Bluewater Holdings, L.L.C. and D-Day Offshore Holdings, LLC dated October 31, 2016.

2.6*	Unit Purchase Agreement by and among Ridgewood Energy Investment Funds (as defined in such Unit Purchase Agreement), Ridgewood Energy Corporation and D-Day Offshore Holdings, LLC dated October 31, 2016.

3.1	Amendment No. 2 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP dated October 31, 2016.

10.1	Securities Purchase Agreement by and between American Midstream Partners, LP and Magnolia Infrastructure Partners, LLC dated October 31, 2016.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

By:	AMERICAN MIDSTREAM GP, LLC
its General Partner

	By:	/s/ Eric Kalamaras
	Name:	Eric Kalamaras
	Title:	Senior Vice President and Chief Financial Officer

November 4, 2016

EXHIBITS INDEX

Exhibit Number	Description

2.1*	Unit Purchase Agreement by and between Red Willow Offshore, LLC and D-Day Offshore Holdings, LLC dated October 31, 2016.

2.2*	Unit Purchase Agreement by and between ILX Prospect Niedermeyer, LLC and D-Day Offshore Holdings, LLC dated October 31, 2016.

2.3*	Unit Purchase Agreement by and between ILX Prospect Diller, LLC and D-Day Offshore Holdings, LLC dated October 31, 2016.

2.4*	Unit Purchase Agreement by and between ILX Prospect Marmalard, LLC and D-Day Offshore Holdings, LLC dated October 31, 2016.

2.5*	Unit Purchase Agreement by and between LLOG Bluewater Holdings, L.L.C. and D-Day Offshore Holdings, LLC dated October 31, 2016.

2.6*	Unit Purchase Agreement by and among Ridgewood Energy Investment Funds (as defined in such Unit Purchase Agreement), Ridgewood Energy Corporation and D-Day Offshore Holdings, LLC dated October 31, 2016.

3.1	Amendment No. 2 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP dated October 31, 2016.

10.1	Securities Purchase Agreement by and between American Midstream Partners, LP and Magnolia Infrastructure Partners, LLC dated October 31, 2016.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.